                                                                     EXHIBIT 2.2

                                FIRST AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT


          FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT effective as of May 30, 1997, among Innovasive Devices, Inc. (the "Buyer"), MedicineLodge Inc. ("Seller"), certain securityholders of Seller's capital stock (the "Shareholders") and Innovasive Acquisition Corp., a wholly-owned subsidiary of the Buyer (the "Subsidiary").

          The Buyer, Seller and certain of the Shareholders entered a certain Asset Purchase Agreement dated as of February 4, 1997 (the "Purchase Agreement") pursuant to which the Buyer agreed to purchase, and Seller agreed to sell, substantially all of the operating assets and liabilities of Seller. The Purchase Agreement allows the Buyer to assign its rights under the Purchase Agreement to a subsidiary, which the Buyer now wishes to do. In addition, the Purchase Agreement may be terminated by a party if the transactions contemplated therein are not consummated by June 16, 1997. The parties wish to extend such date as set forth herein.

          NOW THEREFORE, the parties agree as follows:

          1.   Assignment to Subsidiary.  Pursuant to its right set forth in the
               ------------------------
last paragraph of Article I of the Purchase Agreement, the Buyer hereby assigns its rights under the Purchase Agreement to the Subsidiary, the Subsidiary hereby accepts such assignment, and Seller and the Shareholders hereby consent to such assignment.

          2.   Extension of Termination Date.  Section 9.1(b) of the Purchase
               -----------------------------
Agreement is hereby amended by replacing therein both instances of "June 16" with "July 31", thereby extending the date after which the parties may unilaterally terminate the Purchase Agreement to July 31, 1997; and Section 3.1 of the Purchase Agreement is hereby amended by replacing therein "June 16" with "July 31".

          3.   Parties.  Effective as of May 30, 1997, the following persons are
               -------
hereby joined as parties to the Purchase Agreement as Shareholders with all the benefits and obligations thereto: Tom Winters, Kenneth Jensen, Dan Perkins, Daniel Justin and Jeff J. Robbins.

          4.   1997 Interim Financial Statements.
               ---------------------------------

          (a) Section 2.3(a)(i) of the Purchase Agreement is hereby amended by inserting therein "and the 1997 Interim Financial Statements with the exception of the Employee withholdings attributable to the disclosure in Schedule 4.11" after the reference to "1996 Financial Statements; and

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               (b) Section 4.5(a) of the Purchase Agreement is hereby amended and restated as follows:

               "SECTION 4.5 REPORTS AND FINANCIAL STATEMENTS.

          (a) The Seller has delivered to Buyer a compiled balance sheet and statement of operations for the fiscal year ended December 31, 1994, a reviewed balance sheet and statement of operation for the fiscal year ended December 31, 1995 (the "Annual Financial Statements"), a balance sheet and income statement
           ---------------------------
for the fiscal year ended December 31, 1996 (the "1996 Financial Statements")
                                                  -------------------------
and a balance sheet and income statement for the interim period ending June 26, 1997 (the "1997 Interim Financial Statements") (the Annual Financial Statements, the 1996 Financial Statements and the 1997 Interim Financial Statements are collectively referred to as the "Seller Financial Statements"). The Annual
                                 ---------------------------
Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition of the Seller as of the dates thereof and the results of its operations for the periods then ended. The 1996 Financial Statements and the 1997 Interim Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Annual Financial Statements. The 1996 Financial Statements fairly present the financial condition of the Seller as of December 31, 1996 and for the twelve month period then ended, subject to the absence of notes thereto and normal year-end audit adjustments, none of which is expected to be material, and have been certified by the President of the Seller."

          5.   Excluded Assets.  Schedule 1.1 is hereby amended to delete the
               ---------------
existing items 8 and 9 and to add as new item 8:

               "8.  Note Receivables - Shareholders $317,205
                    (withholdings due in compensatory options)

          6.   Effect of Amendment.  For purposes of the Purchase Agreement, the
               -------------------
changes contained herein will be deemed to have been made to the Purchase Agreement as of the date hereof. Except to the extent specifically amended hereby, all terms of the Purchase Agreement shall remain in full force and effect.

          7.   Counterparts.  This Amendment Agreement may be executed in any
               ------------
number of counterparts, all of which taken together shall constitute one and the same instrument.
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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                             INNOVASIVE DEVICES, INC.


                             By: /s/Richard D. Randall
                                 --------------------------------------
                                 Richard D. Randall
                                 President

                             INNOVASIVE ACQUISITION CORP.


                             By: /s/James V. Barrile
                                 --------------------------------------
                                 James V. Barrile
                                 President


                             MEDICINE LODGE, INC.


                             By: /s/Alan Chervitz
                                 --------------------------------------
                                 Alan Chervitz
                                 President

SHAREHOLDERS:


/s/Tom Winters                         /s/E. Marlowe Goble
---------------------------------      --------------------------------------
Tom Winters                            E. Marlowe Goble, M.D.

/s/Kenneth Jensen                      /s/Alan Chervitz
---------------------------------      --------------------------------------
Kenneth Jensen                         Alan Chervitz

/s/Dan Perkins                         /s/T. Wade Fallin
----------------------------------     --------------------------------------
Dan Perkins                            T. Wade Fallin

/s/Daniel Justin                       /s/Richard B. Caspari
-----------------------------------    --------------------------------------
Daniel Justin                          Richard B. Caspari, M.D.

/s/Jeff J. Robbins                     /s/Judith B. Caspari
-----------------------------------    --------------------------------------
Jeff J. Robbins                        Judith B. Caspari

                                       /s/Stephen J. Snyder
                                       --------------------------------------
                                       Stephen J. Snyder, M.D., individually

                                       /s/Stephen J. Snyder
                                       --------------------------------------
                                       Stephen J. Snyder, as Trustee of the
                                       Stephen J. Snyder and Lee Ann Snyder
                                       Family Trust